Exhibit 10.1

NINTH AMENDMENT & WAIVER

This Ninth Amendment & Waiver (this “Amendment”) dated as of September 14, 2009 (the “Ninth Amendment Effective Date”) is by and among MxEnergy Inc., a Delaware corporation (“MxEnergy”), MxEnergy Electric Inc., a Delaware corporation (“MxEnergy Electric”, MxEnergy and MxEnergy Electric each a “Borrower” and collectively, the “Borrowers”), MxEnergy Holdings Inc. and certain Subsidiaries thereof (collectively, the “Guarantors”), the financial institutions and other Persons whose signatures appear below as Lenders, Société Générale, as Issuing Bank, and Société Générale, as Administrative Agent.

PRELIMINARY STATEMENTS

A.            Reference is made to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 among the Borrowers, the Guarantors, the lenders party thereto and the Administrative Agent, as amended by the First Amendment dated as of March 11, 2009, the Second Amendment & Waiver dated as of May 15, 2009, the Third Amendment & Waiver dated as of May 29, 2009, the Fourth Amendment & Waiver dated as of June 8, 2009, the Fifth Amendment dated as of June 15, 2009, the Sixth Amendment, Waiver & Consent dated as of July 31, 2009, the Seventh Amendment & Waiver dated as of August 14, 2009, and the Eighth Amendment & Waiver dated as of August 31, 2009 (as amended through the date hereof, the “Credit Agreement”).  Unless otherwise expressly provided herein, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

B.            Section 7.01(m) of the Credit Agreement provides that it is an Event of Default if on or prior to September 4 2009 (i) the Administrative Agent has not received written confirmation from the Refinance Party confirming the items set forth in clauses (a)(x)(i)—(iii) of the definition of “Trigger Event”, (ii) the final form of Collateral LOC is not in form and substance satisfactory to the Issuing Bank in its sole discretion, or (iii) the final form of Payoff Letter is not in form and substance satisfactory to the Administrative Agent in its sole discretion (collectively, the “September 4 Milestone Requirements”).  As of September 4, 2009, the September 4 Milestones were not satisfied, and therefore an Event of Default occurred and is continuing as of the date hereof (collectively, the “September 4 Defaults”).

C.            The Borrowers have requested that the Majority Lenders, the Issuing Bank and the Administrative Agent amend the Credit Agreement as set forth in this Amendment and waive the September 4 Defaults to the extent provided herein.

D.            The Lenders party hereto, constituting the Majority Lenders under the Credit Agreement, the Issuing Bank and the Administrative Agent are willing to amend the Credit Agreement and waive the September 4 Defaults, each on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

Section 1.               Amendment to Credit Agreement.  Section 2.14(a) is hereby amended by replacing the first sentence thereof with the following:

Subject to the terms of this Agreement, from time-to-time from the Closing Date until 2 Business Days prior to Maturity Date, at the request of a Borrower, the Issuing Bank shall, on the terms and conditions hereinafter set forth, issue, increase, amend, renew or extend the expiration date of Letters of Credit for the account of such Borrower or for the account of any Subsidiary of a Borrower (in which case such Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit) on any Business Day.

Section 2.               Waiver.

(a)           The Majority Lenders, the Issuing Bank and the Administrative Agent hereby agree, subject to the terms and conditions of this Waiver, to waive the September 4 Defaults.  The foregoing waiver shall relate back to, and be deemed effective as of, the date of the occurrence of the applicable Default.

(b)           The waiver by the Majority Lenders, the Issuing Bank and the Administrative Agent described in this Section 2 is contingent upon the satisfaction of the conditions precedent set forth below in this Waiver and is limited to the September 4 Defaults.  Such waiver is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of Section 7.01(m) of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.

Section 3.               Conditions to Effectiveness.  This Amendment shall be effective as of the Ninth Amendment Effective Date when the Administrative Agent shall have received each of the following:

(a)           counterparts of this Amendment, duly executed by each Loan Party and the Majority Lenders;

(b)           written confirmation (which written confirmation may be sent via electronic mail) from the Refinance Party, confirming that it has agreed to the final form of the Collateral LOC with the Issuing Bank (which form is attached hereto as Exhibit A), and agreed to the final form of Payoff Letter with the Administrative Agent (which form is attached hereto as Exhibit B); and

(c)           a duly executed waiver to the Master Transaction Agreement for which no fees are paid to the Secured Counterparty in consideration, which shall (i) be effective, (ii) waive any Specified Event (as defined therein) that occurred as a result of the

September 4 Defaults, and (iii) otherwise be satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion.

Section 4.               Representations and Warranties.  Each Loan Party jointly and severally hereby represents and warrants that, as of the Ninth Amendment Effective Date (after giving effect to this Amendment):

(a)           all representations and warranties of such Loan Party contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Ninth Amendment Effective Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

(b)           no Default has occurred and is continuing.

Section 5.               Consent of Guarantors; Confirmation of Guarantees.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 6.               Release; Acknowledgement of Debt.

(a)           As a material part of the consideration for the Administrative Agent and the Lenders entering into this Amendment, each Borrower and each Guarantor, on behalf of itself and its officers, directors, equity holders, Affiliates, successors and assigns, hereby releases and forever discharges the Administrative Agent, the Issuing Bank, and each Lender and their respective predecessors, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, subsidiaries, and Affiliates (each a “Lender Party”) from any and all claims, expenses, costs, causes of actions or other losses or liabilities of any nature whatsoever existing on the Ninth Amendment Effective Date, including, without limitation, all claims, expenses, costs, causes of actions or other losses or liabilities for or in respect of contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower or Guarantor may have or claim to have against any Lender Party under, arising out of, in connection with, or in any way related to, this Amendment, the Credit Agreement, as amended hereby, or any other Loan Documents.  For the avoidance of doubt, the provisions of this clause shall survive any termination of the Credit Agreement, as amended hereby.

(b)           As of 9 a.m. New York time on the Ninth Amendment Effective Date, (i) the aggregate outstanding principal amount of (A) Revolving Advances is $0 and (B) Bridge Loans is $5,400,000.00; and (ii) the aggregate undrawn face amount of the Letters of Credit is $86,760,251.

Section 7.               Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 8.               Entire Agreement.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.

Section 9.               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 10.             Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 11.             Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Ninth Amendment Effective Date.

BORROWERS:

MXENERGY INC.

By:	/s/ CHAITU PARIKH
Name: Chaitu Parikh
Title: Chief Operating Officer

MXENERGY ELECTRIC INC.

By:	/s/ CHAITU PARIKH
Name: Chaitu Parikh
Title: Chief Operating Officer

GUARANTORS:

MXENERGY HOLDINGS INC.

By:	/s/ CHAITU PARIKH
Name: Chaitu Parikh
Title: Chief Operating Officer

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS
CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
INFOMETER.COM INC.
MXENERGY CAPITAL CORP.

By:	/s/ CHAITU PARIKH
Name: Chaitu Parikh
Title: Chief Operating Officer

MXENERGY SERVICES INC.

By:	/s/ CHAITU PARIKH
Name: Chaitu Parikh
Title: Chief Operating Officer

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:	/s/BARBARA PAULSEN
Name: Barbara Paulsen
Title: Managing Director

By:	/s/CHUNG-TAEK OH
Name: Chung-Taek Oh
Title: Vice President

SOCIÉTÉ GÉNÉRALE, as Issuing Bank

By:	/s/BARBARA PAULSEN
Name: Barbara Paulsen
Title: Managing Director

By:	/s/CHUNG-TAEK OH
Name: Chung-Taek Oh
Title: Vice President

LENDERS:

SOCIÉTÉ GÉNÉRALE

By:	/s/BARBARA PAULSEN
Name: Barbara Paulsen
Title: Managing Director

By:	/s/CHUNG-TAEK OH
Name: Chung-Taek Oh
Title: Vice President

WACHOVIA BANK, N.A.

By:	/s/STEVEN MARKUNAS
Name: Steven Markunas
Title: Assistant Vice President

CoBANK, ACB

By:	/s/DALE KEYES
Name: Dale Keyes
Title: Vice President

MORGAN STANLEY BANK, N.A.

By:	/s/TODD VANUCCI
Name: Todd Vanucci
Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/DAVID MAIORELLA
Name: David Maiorella
Title: Senior Vice President

ALLIED IRISH BANKS p.l.c.

By:	/s/MARK CONNELLY
Name: Mark Connelly
Title: Senior Vice President

By:	/s/JAMES GIORDANO
Name: James Giordano
Title: Assistant Vice President

RZB FINANCE LLC

By:	/s/ASTRID WILKE
Name: Astrid Wilke
Title: Vice President

By:	/s/PEARL GEFFERS
Name: Pearl Geffers
Title: First Vice President

Exhibit A

FORM OF COLLATERAL LOC

Exhibit B

FORM OF PAYOFF LETTER